Exhibit 10(a)72

            DEFINED CONTRIBUTION RESTORATION PLAN OF
              ENTERGY CORPORATION AND SUBSIDIARIES
      (As Amended and Restated Effective January 1, 2000)


Entergy Corporation previously established the Defined Contribution Restoration Plan of Entergy Corporation and Subsidiaries, effective as of January 1, 1989. Since that time the plan has been amended from time to time by the Board of Directors of Entergy Corporation, including a July 26, 1996 amendment and restatement and a subsequent amendment effective as of January 1, 1997. On October 29, 1999, the Board of Directors of Entergy Corporation approved, authorized, and adopted certain changes to the plan that are incorporated into this amendment and restatement, effective January 1, 2000.

                           ARTICLE I

                          INTRODUCTION

1.01 Name and Purpose of Plan. This Plan shall be known as the Defined Contribution Restoration Plan of Entergy Corporation and Subsidiaries (the "Plan"). The purpose of the Plan is to provide certain defined contribution benefits which are not otherwise payable or cannot otherwise be provided under the Savings Plan of Entergy Corporation and Subsidiaries, as a result of the limitations set forth under Sections 401(a)(17), 401(k), 401(m), and 415(c) of the Internal Revenue Code of 1986, as amended from time to time.

1.02 Funding. The Plan shall be an unfunded deferred compensation arrangement. Benefits shall be paid solely from the general assets of the Employer.

                           ARTICLE II

                          DEFINITIONS

     The following terms shall have the meanings hereinafter indicated unless expressly provided herein to the contrary:

2.01 "Account" shall mean the account, including any subaccounts, established and maintained for each Participant to reflect his interest under the Plan.

2.02 "Administrator" shall mean the Personnel Committee established by the Board of Directors, or such other individuals or committee (not fewer than three in number) as shall from time to time be designated in writing by the Chairman of the Board of Directors as the administrator of the Plan. The Administrator shall be the "plan administrator" for the Plan within the meaning of ERISA. Notwithstanding the foregoing, from and after the date immediately preceding the commencement of a Change in Control Period, the "Administrator" shall mean (a) the individuals (not fewer than three in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Administrator, plus (b) in the event that fewer than three individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)); provided, however, that the maximum number of individuals constituting the Administrator shall not exceed six.

2.03 "Basic Contribution" shall mean the Employee contribution eligible for Employer Matching Contributions under the Savings Plan.

2.04 "Beneficiary" shall mean the person or persons designated by the Participant to receive any benefits under the Plan upon the death of the Participant. If no Beneficiary survives the Participant, or the Participant failed to designate a Beneficiary, any benefits payable upon the death of the Participant shall be paid to his estate.

2.05 "Board of Directors" shall mean the Board of Directors of Entergy Corporation.

2.06 "Cause" shall mean:

     (a) willful and continuing failure by Participant to substantially perform Participant's duties (other than such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Participant) that has not been cured within thirty
       (30) days after a written demand for substantial performance is delivered to Participant by the board of directors of Employer, which demand specifically identifies the manner in which the board believes that Participant has not substantially performed Participant's duties; or

     (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

     (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on Participant's ability to carry out Participant's duties or upon the reputation of any System Company; or

     (d)  a material violation by Participant of any agreement
       Participant has with a System Company; or

     (e) unauthorized disclosure by Participant of the confidences of any System Company.

     For purposes of clauses (1) and (2) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Employer.

2.07 "Change in Control" shall mean:

     (a) the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty-five percent (25%) or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (b) below);

     (b) the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);

     (c) the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or

     (d) any change in the composition of the Board of Directors such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board of Directors or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2000 or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

     Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (1) the insolvency or bankruptcy of Entergy Corporation; or (2) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the Participants under the Plan; or (3) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

2.08 "Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

2.09 "Claims Administrator" shall mean the Administrator or its designee responsible for administering claims for benefits under the Plan.

2.10 "Claims Appeal Administrator" shall mean the Administrator or its delegee responsible for administering appeals from the denial or partial denial of claims for benefits under the Plan.

2.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.12 "Common Stock" shall mean the common stock of Entergy
     Corporation.

2.13 "Company Account" shall mean the account under the Savings
     Plan that reflects the Employer Matching Contributions and any earnings thereon.

2.14 "Disability" shall mean a physical or mental condition of a Participant, which, based on evidence satisfactory to the Administrator, and in the opinion of the Administrator, renders such Participant unfit to perform the duties of an employee. Evidence may include medical evidence or that the Participant qualifies for disability benefits from Social Security Administration.

2.15 "Earnings" shall mean the regular wages or salary received by the Participant from his System Company employer, exclusive of bonus and overtime payments. Subject to the provisions of
     Section 4.01, solely for purposes of determining benefits under the Plan, the earnings or compensation considered for any year commencing on or after January 1, 1997, in determining the amount to be credited to a Participant's Account shall be deemed to include the amount of base salary the Participant elects to defer under the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan and any other nonqualified deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party thereto. Nothing stated herein shall be construed as an amendment to the Savings Plan.

2.16 "Employee" shall mean an individual who is employed by a System Company employer and who is included on the Federal
     Insurance Contribution Act rolls of such System Company.

2.17 "Employer" shall mean the System Company that has adopted the Plan and with which the Participant is last employed on or before the Participant's retirement or termination of employment.

2.18 "Employer Matching Contributions" shall mean the contributions made by a System Company employer to the Savings Plan on behalf of a Participant.

2.19 "ERISA" shall mean the Employee Retirement Income Security
     Act of 1974, as amended.

2.20 "Good Reason" shall mean the occurrence, without the Participant's express written consent, of any of the following events during the Change in Control Period:

     (a) the substantial reduction or alteration in the nature or status of the Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;

     (b) a reduction of 5% or more in Participant's annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the Participant elects to defer under: (1) a cash or deferred arrangement qualified under Code Section 401(k);
       (2) a cafeteria plan under Code Section 125; (3) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (4) any other nonqualified deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party;

     (c) requiring Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the Participant's present business obligations;

     (d) failure by System Company employer to continue in effect any compensation plan in which Participant participates immediately prior to the commencement of the Change in Control Period which is material to Participant's total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or

     (e) failure by System Company employer to continue to provide Participant with benefits substantially similar to those enjoyed by Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which Participant was participating immediately prior to the Change in Control Period, the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to commencement of the Change in Control Period, or the failure by System Company employer to provide Participant with the number of paid vacation days to which Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control.

     Participant's right to terminate his employment for Good Reason shall not be affected by Participant's incapacity due to physical or mental illness. Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

2.21 "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the terminating employer's board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

2.22 "Participant" shall mean an Employee who is eligible to participate in the Plan and who remains eligible for participation in accordance with the applicable provisions of the Plan.

2.23 "Plan" shall mean the Defined Contribution Restoration Plan of Entergy Corporation and Subsidiaries, and any amendments, supplements or modifications from time to time made hereto. Any Participant Applications entered into pursuant to this Plan shall be deemed part of the Plan.

2.24 "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (a) Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

     (b) the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

     (c) any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

     (d) any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

2.25 "Prior Plan" shall mean the Defined Contribution Restoration
     Plan of Entergy Corporation and Subsidiaries, as amended and restated effective July 26, 1996 and as amended effective January 1, 1997, and any prior amendments or amendments and restatements to such Prior Plan, and any agreements, contracts, or other arrangements with respect to such Prior Plan.

2.26 "Qualifying Event" shall mean the occurrence of one of the following within the Change in Control Period:

     (a) The Participant's employment is terminated by Employer other than for Cause; or

     (b)  The Participant terminates his System employment for Good
          Reason.

     For purposes of this Plan, the following shall not constitute Qualifying Events: (1) Participant's death; or (2) Participant becoming disabled under the terms of the Entergy Corporation Companies' Benefits Plus Long Term Disability ("LTD") Plan.

2.27 "Retirement" shall mean the termination of employment of a Participant with all System Companies on or after the date he attains age 65 or is eligible for an immediate benefit from any qualified defined benefit retirement plan sponsored by any System Company.

2.28 "Savings Plan" shall mean the Savings Plan of Entergy
     Corporation and Subsidiaries.

2.29 "Savings Plan Restoration Account" shall mean the portion of a Participant's Account attributable to accrued benefits in accordance with Section 4.01, and any earnings thereon.

2.30 "Service" shall mean the period of elapsed time that an Employee accrued from his date of hire with a System Company to his termination date.

2.31 "System" shall mean Entergy Corporation and all other System
     Companies, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 11.03 of this Plan.

2.32 "System Company" shall mean Entergy Corporation and any corporation whose stock is 80% or more (based on voting power or value) owned, directly or indirectly, by Entergy Corporation and any partnership, trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section
     11.03 of this Plan.

2.33 "System Management Level" shall mean the applicable management level set forth below:

     (a)  System Management Level 1 (Chief Executive Officer and
       Chairman of the Board of Entergy Corporation);

     (b)  System Management Level 2 (President and Executive Vice
       Presidents within the System);

     (c)  System Management Level 3 (Senior Vice Presidents within the
       System); and

     (d)  System Management Level 4 (Vice Presidents within the
       System).

2.34 "Valuation Date" shall mean the last day of the month.

                          ARTICLE III

                 ELIGIBILITY AND PARTICIPATION

3.01 Eligibility. Any full officer of a System Company who is a Participant in the Savings Plan and for whom contributions to the Savings Plan by his System Company employer are limited by Code 401(a)(17), 401(k), 401(m), and 415(c)
     shall be eligible to participate in the Plan. Notwithstanding the foregoing, a Participant in the Savings Plan must be a member of the System Company employer's select group of management or highly compensated employees in order to benefit under this Plan from any additional or supplemental benefits attributable to the maximum limitations imposed by Code 401(a)(17), 401(k), and 401(m).

3.02 Participation. Any Employee who satisfies the requirement(s) of Sections 2.22 and 3.01 shall become a Participant as of the date contributions by his System Company employer on his behalf to the Savings Plan would exceed the limitations described in Section 3.01. The Employee shall continue to be a Participant until the Valuation Date coincident with or next following his termination of employment, Retirement, Disability, or death.

                           ARTICLE IV

                            BENEFITS

4.01 Savings Plan Benefit Restoration. Except as otherwise provided in this Section 4.01, the amount to be credited to a Participant's Account as a result of limitations on his Employer Matching Contributions due to Code 401(a)(17), 401(k), 401(m) and 415(c) shall be equal to the Employer Matching Contributions that could have been credited to his Company Account under the Savings Plan without regard to Code 401(k), 401(m) and 415(c), less the amount actually credited. For purposes of calculating the Employer Matching Contributions that could have been credited to his Company Account, a Participant's Earnings shall be considered without regard to Code 401(a)(17) and shall be based on the lowest Basic Contribution rate such Participant contributed to the Savings Plan during the Plan Year.

     In case of a Participant who is on an involuntary suspension status during any part of the Plan Year, the Employer
     Matching Contributions that could have been credited to such Participant's Company Account in the Savings Plan shall be based on the lowest Basic Contribution rate such Participant contributed to the Savings Plan during the current Plan
     Year. A Participant who is on a voluntary suspension status during any part of the Plan Year shall be deemed to have elected not to contribute Basic Contributions to the Plan, and thus not eligible to receive Employer Matching Contributions during that Plan Year.

4.02 Pre-1991 Plan Benefit. Notwithstanding any provision to the contrary, any benefits allocated in accordance with the Prior Plan to a Participant's ESOP Restoration Account as of
     December 31, 1990, shall continue to be maintained in accordance with the terms of this Plan.

                           ARTICLE V

              ACCOUNTING, INVESTMENT AND VALUATION

5.01 Participant's Account. The Administrator shall create and maintain adequate records to reflect the interest of each Participant in the Plan. Such records shall be in the form of individual accounts, with each Participant having a Savings Plan Restoration Account (and, if applicable, a pre-1991 ESOP Restoration Account). Such Account shall be kept for record keeping purposes only and shall not be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or for any Beneficiary to whom benefits are to be paid pursuant to the terms of the Plan.

5.02 Deemed Investment. All amounts credited to a Participant's Savings Plan Restoration Account (and, if applicable, pre-1991 ESOP Restoration Account) shall be deemed to be invested in shares of Common Stock, including fractional shares, on the date such amounts would have been invested had they been contributed to the Savings Plan.

5.03 Valuation.  On each Valuation Date each Participant's
     Account shall be:

     (a) credited with any additional benefit allocated as of the Valuation Date to such Participant's Savings Plan
          Restoration Account in accordance with Article IV.

     (b) credited with any dividends declared by the Board of Directors with respect to shares of Common Stock deemed credited to the Participant's Account as of the preceding Valuation Date, as follows:

          (i) in case of cash dividends, credit the value of additional shares that could have been purchased with the dividends which would have been payable if the shares credited to the Participant's Account had been outstanding; or

          (ii) in case of dividends payable in Common Stock, credit the value of additional shares as would have been payable if the shares credited to the Participant's Account had been outstanding.

     (c) valued based on the market value of the Common Stock as of the last business day of the month.

5.04 Statements. At least once each quarter, each Participant shall be furnished a statement showing such Participant's interest in the Plan.

                           ARTICLE VI

                     WITHDRAWALS AND LOANS

6.01 Withdrawals. A Participant shall not be entitled to withdraw any portion of his Account while employed by any System Company.

6.02 Loans. A Participant shall not be eligible to obtain a loan from the Plan.

                          ARTICLE VII

                         PLAN PAYMENTS

7.01 Retirement or Disability. Upon the Retirement or Disability of a Participant, the value of his Account shall be paid to him in accordance with Sections 7.04 and 7.05.

7.02 Death. Upon the death of a Participant, the value of his Account shall be paid to his designated Beneficiary in accordance with Sections 7.04 and 7.05.

7.03 Termination of Employment. Upon a Participant's termination of employment for reasons other than death, Disability, or Retirement, the vested value of his Account shall be paid to him in accordance with Sections 7.04 and 7.05. Except as otherwise provided in Section 9.01 in the event of a Change in Control, the vested value of a Participant's Account shall be equal to the vested value of his Savings Plan Restoration Account determined in accordance with the terms of the Savings Plan (plus, if applicable, the vested value of his pre-1991 ESOP Restoration Account).

7.04 Form of Payment. All Plan payments shall be in cash. No portion of a Participant's Account shall be paid in shares of Common Stock.

7.05 Method of Payment. As soon as reasonably practicable following a Participant's termination of employment, Retirement, Disability or death, the vested value of such Participant's Account shall be paid in a single lump sum. The vested value of the Account shall be determined as of the Valuation Date coincident with or immediately following the Participant's date of termination of employment, Retirement, Disability or death.

                          ARTICLE VIII

                       SOURCE OF PAYMENTS

8.01 Unfunded Plan. It is a condition of the Plan that neither a Participant nor any other person or entity shall look to any other person or entity other than the Employer for the payment of benefits under the Plan. The Participant or any other person or entity having or claiming a right to payments hereunder shall rely solely on the unsecured obligation of the Employer set forth herein. Nothing in this Plan shall be construed to give the Participant or any such person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by any Employer or in which the Employer may have any right, title or interest now or in the future. However, Participant or any such person or entity shall have the right to enforce his claim against the Employer in the same manner as any other unsecured creditor of such entity.
     Neither a Participant nor his Beneficiary or contingent annuitant shall have any rights in or against any specific assets of any System Company.

8.02 Employer Liability. At its own discretion, a System Company employer may purchase such insurance or annuity contracts or other types of investments as it deems desirable in order to accumulate the necessary funds to provide for the future benefit payments under the Plan. However, (a) a System Company employer shall be under no obligation to fund the benefits provided under this Plan; (b) the investment of System Company employer funds credited to a special account established hereunder shall not be restricted in any way; and (c) such funds may be available for any purpose the System Company may choose. Nothing stated herein shall prohibit a System Company employer from adopting or establishing a trust or other means as a source for paying any obligations created hereunder provided, however, any and all rights that any such Participants shall have with respect to any such trust or other fund shall be governed by the terms thereof.

8.03 Establishment of Trust. Notwithstanding any provisions of this Article VIII to the contrary, within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. Each System Company's contribution shall be in an amount equal to the total benefits accrued by such System Company's Plan Participants (including a Participant's Beneficiary) under the Plan through the date of any such Change in Control. If one or more of a System Company's Participants shall continue to be employed by a System Company after such a Change in Control, each calendar year the System Company shall, as soon as possible, but in no event longer than thirty (30) days following the end of such calendar year, make an irrevocable contribution to the Trust in an amount that is necessary in order to maintain a lump sum amount credited to the System Company's Plan account under the Trust that is equal to the total unpaid benefits accrued by the System Company's Participants as of the end of each applicable calendar year. Notwithstanding the foregoing in this Section to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion. The Trust is intended as a "grantor" trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.


                           ARTICLE IX

                        CHANGE IN CONTROL

9.01 Accelerated Vesting. Notwithstanding anything stated herein to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant, the Participant shall not cease to be a Participant and, regardless of his vested status under the Savings Plan, shall be fully vested in and shall have a non-forfeitable right to all benefits accrued under this Plan as of the date of such Qualifying Event, except that all such benefits shall continue to be subject to forfeiture upon the occurrence of any of the following events:

     (a) Without Employer permission, Employee removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies.

     (b) During Participant's employment and for 2 years thereafter, other than as authorized by a System Company or as required by law or as necessary for the Participant to perform his duties for a System Company employer, Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case Participant shall be required to repay any Plan benefits previously received by him.
       Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

     (c) Participant engages in any employment (without the prior written consent of his last System employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case Participant shall be required to repay any Plan benefits previously received by him. For purposes of this Section, Applicable Period shall mean:


       (1) two (2) years for Participants at System Management Levels
           1 and 2 at the commencement of the Change in Control Period, provided, however, that the two-year Applicable Period shall be extended to three (3) years if otherwise permissible under applicable law;

       (2) two (2) years for Participants at System Management Level 3 at the commencement of the Change in Control Period; and

       (3) one (1) year for Participants at System Management Level 4 at the commencement of the Change in Control Period.

       However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for a covenant not to compete.

9.02 Benefit Commencement Date.   Notwithstanding anything stated herein
     to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant and if there does not occur a forfeiture event referenced in Section 9.01, the Participant may commence his benefits hereunder without the consent of the Employer as of his Retirement or Disability or the date on which his employment with the Employer terminates, whichever occurs first. The Participant, in his discretion, may elect in advance of his termination from employment, to defer the commencement of his benefits until his Normal Retirement Date, but not later than the date on which his retirement payments under the Savings Plan commence.

9.03 No Benefit Reduction. Notwithstanding anything stated above to the contrary, an amendment to, or termination of, the Plan following a Change in Control shall not reduce the level of benefits accrued under this Plan through the date of any such amendment or termination. In no event shall a Participant's benefit under this Plan following a Change in Control be less than such Participant's benefit under this Plan immediately prior to the Change in Control Period, subject, however, to the forfeiture provisions referenced in Section 9.01 as in existence on the date immediately preceding the commencement date of the Change in Control Period.

9.04 Provisions of Referenced Plans. To the extent this Plan references or incorporates provisions of any other System Company plan, including, but not limited to, the Savings Plan, and (a) such other plan is amended, supplemented, modified or terminated during the two-year period commencing on the date of a Potential Change in Control and
     (b) such amendment, supplementation, modification or termination adversely affects any benefit under this Plan, whether it be in the method of calculation or otherwise, then for purposes of determining benefits under this Plan, the Administrator shall rely upon the version of such other plan in existence immediately prior to any such amendment, supplementation, modification or termination, unless such change is agreed to in writing and signed by the affected Participant and by the Administrator, or by their legal representatives or successors.


                              ARTICLE X

                            ADMINISTRATION


10.01 Administration of Plan. The Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons. The Administrator shall discharge its duties for the exclusive benefit of the Participants and their beneficiaries.

10.02 Powers of the Administrator. The Administrator and any of its delegees shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose. In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan. All findings, decisions, or determinations of any type made by the Administrator, including factual determinations and any interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Administrator's decisions are arbitrary and capricious. The Administrator shall be the sole judge of the standard of proof required in any claim for benefits and/or in any question of eligibility for a benefit. By way of example, the Administrator shall have the sole and exclusive power and discretion:

      (a) to adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan on a consistent and uniform basis;

      (b) to interpret the Plan including, without limitation, the power to use Administrator's sole and exclusive discretion to construe and interpret (1) the Plan, (2) the intent of the Plan, and (3) any ambiguous, disputed or doubtful provisions of the Plan;

      (c) to determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine the rights or eligibility of any Employee, Participant, Beneficiary or other claimant to receive under the Plan;

      (d) to require such information as the Administrator may reasonably request from any Employee, Participant, Beneficiary or other claimant as a condition for receiving any benefit under the Plan;

      (e) to grant and/or deny any and all claims for benefits, and construe any and all issues of Plan interpretation and/or fact issues relating to eligibility for benefits;

      (f) to compute the amount and determine the manner and timing of any benefits payable under the Plan;

      (g) to execute or deliver any instrument or make any payment on behalf of the Plan;

      (h) to employ one or more persons to render advice with respect to any of the Administrator's responsibilities under the Plan;

      (i) to direct the Employer concerning all payments that shall be made pursuant to the terms of the Plan; and

      (j) to make findings of fact, to resolve disputed fact issues, and to make determinations based on the facts and evidence contained in the administrative record developed during the claims review procedure.

      For any acts not specifically enumerated above, when applying, construing, or interpreting any and all Plan provisions and/or fact questions presented in claims for benefits, the Administrator shall have the same discretionary powers as enumerated above.

10.03 Reliance on Reports and Certificates. The Administrator may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

10.04 Claims Administration. The Administrator may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to Section 10.02, such delegees shall have all powers, authority, and discretion necessary or proper for such purpose. In the absence of such appointment, the Administrator shall be the Claims Administrator and Claims Appeal Administrator.

10.05 Filing Benefit Claims. Any claim asserting entitlement to a benefit under the Plan must be asserted within ninety (90) days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator. The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits.
      If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

10.06 Claims of Good Reason/Cause During Change in Control Period. Solely for purposes of any determination regarding the existence of Good Reason or Cause (as defined in Section 2.06) during a Change in Control Period, any position taken by the Participant shall be presumed to be correct unless Employer establishes to the Plan Administrator by clear and convincing evidence that such position is not correct.

10.07 Denial or Partial Denial of Benefit Claims. If the Claims Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the claim has been received by the Claims Administrator. In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety-day period. The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s)
      employed or compensated by the Plan.   If the claim is denied or
      partially denied, the Claims Administrator shall provide the claimant with written notice stating:

     (a)  the specific reasons for the denial of the claim
       (including the facts upon which the denial was based) and reference to any pertinent plan provisions on which the denial is based;

     (b) if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (c) an explanation of the claims review appeal procedure including the name and address of the person or committee to whom any appeal should be directed.

10.08 Appeal of Claims That Are Denied or Partially
      Denied. The claimant may request review of the Claims Administrator's denial or partial denial of a claim for Plan benefits. Such request must be made in writing within sixty
      (60) days after claimant has received notice of the Claims Administrator's decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his or her
      claim for benefits.   The written request for an appeal,
      together with all documents, materials, or other evidence which claimant believes supports his or her claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

10.09 The Appeal Process.  The Claims Administrator
      will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim. Within sixty (60) days after the receipt of claimant's appeal, the claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator's sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days. If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial sixty-day period. During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by
      person(s) employed or compensated by the Plan.   The final
      decision of the Claims Appeal Administrator shall set forth in writing the facts and plan provisions upon which the decision is based. All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their Beneficiaries, or other claimants.

10.10 Judicial Proceedings for Benefits. No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process. In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator's decision on appeal.


                           ARTICLE XI

                  AMENDMENT AND TERMINATION

11.01 General. The Board of Directors shall have the right, in its absolute discretion, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of
      Section 11.02 hereof. The provisions of this Article XI shall survive a termination of the Plan unless such termination is agreed to by the Participants.

11.02 Restrictions on Amendment or Termination. Any amendment or modification to, or the termination of, the Plan shall be subject to the following restrictions:

     (a) Employer shall continue to make any payment to any retired, terminated or disabled Participant or Beneficiary then entitled to a payment under Article VII as if the Plan had not been amended, supplemented, modified or terminated; and

     (b) as to any Participant who has not yet received payment of benefits under the Plan, the Employer, subject to the provisions of Section 9.01, shall remain obligated to provide a benefit upon the earlier of the Participant's Retirement, Disability, termination or death that is equal to the benefit earned by the Participant under Article IV at the time the Plan is amended, supplemented, modified or terminated, and if the Plan is terminated for any reason, all benefits shall become fully vested; and

     (c) no amendment, modification, suspension or termination of the Plan may reduce the amount of benefits or adversely affect the manner of payment of benefits of any Participant or Beneficiary then receiving benefits in accordance with the terms of Article VII, unless such modification is agreed to in writing and signed by the affected Participant or Beneficiary and by the Plan Administrator, or by their legal representatives or successors; and

     (d) no provision of this Plan may be modified, waived, or discharged during the two-year period commencing on the date of a Potential Change in Control, unless such modification, waiver, or discharge is agreed to in writing and signed by the affected Participant and by the Plan Administrator, or by their legal representatives or successors.

11.03 Successors. A System employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of its business and/or assets to expressly assume and agree to perform this Plan in the same manner and to the same extent that the System employer would be required to perform it if no such succession had taken place. Failure of the System employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan and shall entitle each Participant to Plan benefits from the System Company employer in the same amount and on the same terms as he would be entitled hereunder if terminated voluntarily for Good Reason, except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the effective date of termination. Any successor or surviving entity that assumes or otherwise adopts this Plan as contemplated in this Section 11.03 shall succeed to all the rights, powers and duties of the System employer and the Board of Directors hereunder, subject to the restrictions on amendment or termination of the Plan as set forth in Section
      11.02. The employment of the Participant who has continued in the employ of such successor or surviving entity shall not be deemed to have been terminated or severed for any purpose hereunder; however, such continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

11.04 Dissolution of the Employer. In the event that a System employer with which Participant was employed while a Participant in the Plan is dissolved or liquidated by reason of bankruptcy, insolvency or otherwise prior to Employee's death or Retirement, without any provision being made for the continuance of the Plan by a successor to the business of such System employer or unless another System Company shall have assumed the obligations of such System employer under the Plan, the date on which such dissolution or liquidation occurs shall be deemed a termination of the Plan with respect to the accrued benefits of Participants of such System employer.


                         ARTICLE XII

                         MISCELLANEOUS

12.01 Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require. Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

12.02 Captions. The captions of this Plan are not part of the provisions of the Plan and shall have no force and effect.

12.03 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.04 Controlling Law. The administration of the Plan, and any Trust established thereunder, shall be governed by applicable federal law, including the ERISA and, to the extent federal law is inapplicable, the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

12.05 No Right to Employment. The Plan confers no right upon any Employee to continue his employment with any employer, whether or not a System Company.

12.06 Indemnification. To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under applicable laws and regulations, the System employers agree to hold harmless and indemnify the Administrator and its members against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust other than losses resulting from any such person's fraud or willful misconduct.

12.07 No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, pledge, anticipation, attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments, and any attempt to cause such benefits to be so subjected shall not be recognized, except to the extent as may be required by law.